Exhibit 99.1
For Additional Information:
Haug Scharnowski, Vice President Corporate Relations
763-535-8333
hscharnowski@navarre.com
NAVARRE CORPORATION REPORTS FINANCIAL RESULTS FOR FOURTH
QUARTER AND FISCAL YEAR 2006
Company will host a webcast June 1, 2006 at 11:00a.m. ET
MINNEAPOLIS, MN —May 31, 2006 — Navarre Corporation (NASDAQ: NAVR) a publisher and distributor of physical and digital home entertainment and multimedia products, today reported fiscal year 2006 fourth quarter and fiscal year-end results for the period ending March 31, 2006.
Financial Results Fiscal Year 2006 Fourth Quarter
•	Net sales for the fiscal year fourth quarter ended March 31, 2006 increased approximately 22.0% to $173.2 million, as compared to net sales of $142.0 million for the same period last year.

•	Earnings before interest, taxes, depreciation, amortization (EBITDA) for the fiscal fourth quarter was approximately $5.4 million, as compared to an EBITDA loss of $2.5 million for the same quarter last year. See “Financial Information Disclosure” below.

•	Operating income for the fiscal fourth quarter was approximately $4.2 million, as compared an operating loss of $3.3 million for the same quarter last year. See “Financial Information Disclosure” below.

•	Net income for the fourth quarter of fiscal year 2006 was $1.1 million or $0.03 per diluted share, as compared to a net loss in the fourth quarter of fiscal year 2005 of $3.3 million or a loss of $0.12 per diluted share. See “Financial Information Disclosure” below.

•	Cash as of March 31, 2006 was $14.3 million.
Financial Results Fiscal Year 2006
•	Net sales for the fiscal year ended March 31, 2006 increased approximately 15.0% to $686.1 million, as compared to net sales of $596.6 million for the fiscal year ended March 31, 2005.

•	EBITDA, excluding the effects of previously-announced pre-tax charges of $12.7 million associated with the write-off of balances related to the Musicland bankruptcy and $4.1 million associated with the write-off related to an independent music label, was $31.3 million. See “Financial Information Disclosure” below.

•	Net loss for the fiscal year 2006 was $3.2 million or a loss of $0.11 per diluted share, as compared to net income of $10.2 million or $0.35 per diluted share for the fiscal year ended March 31, 2005. Included in the net loss for fiscal year 2006 were the above mentioned charges of $16.8 million related to the Musicland bankruptcy and the write-off of balances related to an independent music label. See “Financial Information Disclosure” below.

Eric Paulson, the Company’s Chairman and Chief Executive Officer commented, “Fiscal year 2006 has been an active year for Navarre. During the year the Company integrated the acquisition of FUNimation and continued to diversify through the growth of the Publishing segment. I am pleased with the operating results in spite of the $12.7 million write-off related to the bankruptcy of Musicland.” Paulson continues, “The Company is well positioned for the future and I believe we are on track to achieve our fiscal year 2007 guidance.”
Reid Porter, the Company’s Chief Financial Officer also commented, “The Company continued its focus on cash management. Receivables and inventories were relatively flat versus prior year despite the addition of FUNimation and a 15.0% increase in consolidated net sales year over year. In addition, the Company reduced its debt incurred at the time of the FUNimation acquisition. During the fiscal year the Company paid down its GE credit facility by $59.9 million, ending the 2006 fiscal year with an aggregate outstanding debt balance of $80.1 million and $14.3 million of cash.”
Business Segment Highlights
Publishing Segment
The publishing segment includes the results of Encore, BCI and FUNimation. For the fourth quarter ended March 31, 2006, the publishing segment achieved net sales of $33.8 million (before inter-company eliminations), an increase of 57.1%, as compared to net sales of $21.5 million (before inter-company eliminations) for the same period last year. For fiscal year 2006, net sales increased 33.2% to $127.6 million (before inter-company eliminations), as compared to net sales of $95.8 million (before inter-company eliminations) for the same period last year. See “Financial Information Disclosure” below.
In the publishing segment, FUNimation finished the fourth quarter with strong video sales through expanded retail penetration. During the fourth quarter, FUNimation also announced that The Independent Film Channel (IFC) acquired broadcast rights to Samurai 7. In addition, the FUNimation Channel announced the launch of a syndicated anime block on the CoLours TV Network with 12 million households. This syndicated anime block will be featured 7 days per week at 10:00 p.m. to 12:00 p.m. ET.
Encore contributed to the fiscal year results with successful launches of PC Tool’s Spyware Doctor, Print Shop version 21 and Print Master version 17. And as part of our digital strategy Encore also signed a licensing agreement granting Glu Mobile rights to create and publish Hoyle®-branded games for mobile phones.

BCI experienced continued growth from the success of He-Man and the Masters of the Universe titles, as well as overall sales growth through better penetration to leading retailers.
Distribution Segment
The distribution segment distributes first and third party PC software, CD audio, DVD video, and video games. For the fourth quarter ended March 31, 2006, distribution segment net sales increased 10.2% to $151.5 million (before inter-company eliminations), as compared to net sales of $137.5 million (before inter-company eliminations) for the same period last year. For fiscal year 2006, net sales increased 11.6% to $621.7 million (before inter-company eliminations), as compared to net sales of $556.9 million (before inter-company eliminations) for the same period last year. See “Financial Information Disclosure” below.
In the distribution segment, software, video game, DVD video and independent music categories experienced strong sales. During the fiscal year the Company’s independent music group benefited from the strong performance of Little Big Town’s album entitled “The Road to Here” which went gold (500,000 albums sold) during the fourth quarter. Distribution’s growth during the fiscal year was primarily achieved through continued market share gains at retail. The distribution segment also benefited from increasing the number of vendors and product lines carried in each of our product categories. The Company’s distribution center is driving internal efficiencies and increased capabilities while providing our customers with an ever increasing level of service. The Company’s distribution into Canada continues to increase as we improve our market penetration into customers such as Costco, Future Shop/Best Buy, London Drug and Wal-Mart.
Outlook
The outlook for fiscal year 2007 is as follows:
•	The Company anticipates consolidated net sales of between $720 million and $740 million.

•	Earnings before interest, taxes, depreciation and amortization (EBITDA) are expected to be between $36 million and $40 million.

•	Anticipated net income of between $10 million and $13 million.

•	Anticipated depreciation expense of $3 million.

•	Anticipated amortization expense of $8 million, primarily related to the acquisition of FUNimation.
Financial Information Disclosure
Use of Non-GAAP Financial Information
In evaluating our financial performances and operating trends, management considers information concerning our net sales before inter-company eliminations and earnings before interest, taxes, depreciation and amortization that are not calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States of America. The Company’s management believes these non-GAAP measures are useful to investors because they provide supplemental information that facilitates comparisons to prior periods and for the evaluation of financial results. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. The method the Company uses to produce non-GAAP results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is attached to this release and can also be found on the Company’s web site at http://www.navarre.com.
FUNimation Balance Sheet Analysis
The Company notes that its independent auditors have not finalized their review of the Company’s revaluation of FUNimation’s opening balance sheet in connection with the previously-announced purchase price reduction. This analysis is based upon a report that has been prepared by an independent third party and the Company does not anticipate that there will be any changes to the information presented in this press release.
Conference Call
The Company will host a conference call at 11:00 a.m. ET, Thursday, June 1, 2006, to discuss the Company’s fiscal year 2006 fourth quarter and fiscal year-end results. The conference call will be broadcast live over the Internet and can be accessed at http://www.navarre.com. Investors should go to the web site 15 minutes prior to the start time to register and download any necessary software needed to listen to the call. A replay of the conference call will be available following the call’s completion by accessing http://www.navarre.com where a replay will be available for a one-year period.
About Navarre Corporation
Navarre Corporation (NASDAQ: NAVR) is a publisher and distributor of physical and digital home entertainment and multimedia products, including PC software, CD audio, DVD video, video games and accessories. Since its founding in 1983, the Company has established distribution relationships with customers across a wide spectrum of retail channels which includes mass merchants, discount, wholesale club, office and music superstores, military and e-tailers nationwide. The Company currently provides its products to over 18,000 retail and distribution center locations throughout the United States and Canada. Navarre has expanded its business to include the licensing and publishing of home entertainment and multimedia content, primarily through the acquisitions of Encore Software, Inc., BCI Eclipse Company, LLC, FUNimation Productions, Ltd. and The FUNimation Store, Ltd. For more information, please visit the Company’s web site at http://www.navarre.com

Safe Harbor
The statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbors provided therein. The forward-looking statements are subject to risks and uncertainties, and the actual results that the Company achieves may differ materially from these forward-looking statements due to such risks and uncertainties, including, but not limited to: the Company’s revenues being derived from a small group of customers; the Company’s dependence on significant vendors; uncertain growth in the publishing segment; the Company’s ability to meet significant working capital requirements related to distributing products; and the Company’s ability to compete effectively in the highly competitive distribution and publishing industries. In addition to these, a detailed statement of risks and uncertainties is contained in the Company’s reports to the Securities and Exchange Commission, including in particular the Company’s Form 10-K and Form 10-K/A for the year ended March 31, 2005. Investors and shareholders are urged to read this press release carefully. The Company can offer no assurances that any projections, assumptions or forecasts made or discussed in this press release will be met, and investors should understand the risks of investing solely due to such projections. The forward-looking statements included in this press release are made only as of the date of this report and the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.
Investors and shareholders may obtain free copies of the public filings through the website maintained by the SEC at http://www.sec.gov/ or at one of the SEC’s other public reference rooms in Washington D.C., New York, New York or Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information with respect to the SEC’s public reference rooms.

NAVARRE CORPORATION
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2006	2005	2006	2005

Net sales	$173,234	$142,033	$686,126	$596,615
Cost of sales (exclusive of depreciation and amortization)	147,615	117,805	579,033	505,263

Gross profit	25,619	24,228	107,093	91,352
Operating expenses:
Selling and marketing	7,280	6,044	29,320	21,483
Distribution and warehousing	2,588	2,246	10,087	8,848
General and administrative	10,797	18,135	43,632	47,365
Bad debt expense (recovery)	(197)	57	12,111	423
Depreciation and amortization	986	1,079	9,259	3,522

Total operating expenses	21,454	27,561	104,409	81,641

Income (loss) from operations	4,165	(3,333)	2,684	9,711
Other income (expense):
Interest expense	(3,038)	(514)	(11,217)	(783)
Interest income	176	114	777	473
Deconsolidation of variable interest entity	—	—	1,896	—
Warrant expense	(342)	—	(342)	—
Other income (expense), net	608	(242)	1,013	(241)

Net income (loss) before tax	1,569	(3,975)	(5,189)	9,160
Income tax (expense) benefit	(507)	629	2,014	1,006

Net income (loss)	$1,062	$(3,346)	$(3,175)	$10,166

Earnings (loss) per common share:
Basic	$0.03	$(0.12)	$(0.11)	$0.38
Diluted	$0.03	$(0.12)	$(0.11)	$0.35
Weighted average shares outstanding:
Basic	30,921	27,397	29,898	26,830
Diluted	31,568	27,397	29,898	28,782

NAVARRE CORPORATION
Consolidated Condensed Balance Sheet
(In thousands)
(Unaudited)

	March 31,	March 31,
	2006	2005

Assets
Current assets:
Cash and cash equivalents	$14,296	$15,571
Receivables, net	87,853	88,932
Inventories	43,624	40,759
Other	24,384	22,701

Total current assets	170,157	167,963
Property and equipment, net	10,298	8,152
Other assets	129,032	19,777

Total assets	$309,487	$195,892

Liabilities and shareholders’ equity
Current liabilities:
Note payable — short-term	5,000	250
Accounts payable	97,923	96,387
Other	19,224	15,159

Total current liabilities	122,147	111,796
Long-term liabilities:
Note payable — long-term	75,130	—
Other	6,897	6,812

Total liabilities	204,174	118,608
Shareholders’ equity	105,313	77,284

Total liabilities and shareholders’ equity	$309,487	$195,892

NAVARRE CORPORATION
Consolidated Condensed Statements of Cash Flows
(In thousands)
(Unaudited)

	Twelve Months Ended
	March 31,
	2006	2005

Net cash used in operating activities	$(7,305)	$(2,505)
Net cash used in investing activities	(91,032)	(3,670)
Net cash provided by financing activities	97,062	7,251

Net decrease in cash	(1,275)	1,076
Cash at beginning of period	15,571	14,495

Cash at end of period	$14,296	$15,571

NAVARRE CORPORATION
Supplemental Information
(In thousands)
(Unaudited)
Reconciliation of GAAP Net Sales

	Three Months Ended March 31,
	2006	%	2005	%

Net sales:
Distribution	$151,507	81.8%	$137,494	86.4%
Publishing	33,763	18.2%	21,494	13.5%
Other	—	—	93	0.1%

Net sales before inter-company eliminations	185,270		159,081
Inter-company eliminations	(12,036)		(17,048)

Net sales as reported	$173,234		$142,033

	Twelve Months Ended March 31,
	2006	%	2005	%

Net sales:
Distribution	$621,739	82.9%	$556,927	85.3%
Publishing	127,612	17.0%	95,777	14.6%
Other	424	0.1%	352	0.1%

Net sales before inter-company eliminations	749,775		653,056
Inter-company eliminations	(63,649)		(56,441)

Net sales as reported	$686,126		$596,615

Reconciliation of Net Income (Loss) to EBITDA

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2006	2005	2006	2005

Net income (loss), as reported	$1,062	$(3,346)	$(3,175)	$10,166
Interest expense (income), net	2,862	400	10,440	310
Tax expense (benefit)	507	(629)	(2,014)	(1,006)
Depreciation and amortization	986	1,079	9,259	3,522

EBITDA	5,417	(2,496)	14,510	12,992
Musicland write-off	—	—	12,690	—
Music label write-off	—	—	4,107	—

EBITDA excluding charges	$5,417	$(2,496)	$31,307	$12,992

     Business Segments

Three months ended
March 31, 2006	Distribution	Publishing	Other	Eliminations	Consolidated

Net sales	$151,507	$33,763	—	$(12,036)	$173,234
Income (loss) from operations	$(1,231)	$5,396	—	—	$4,165

Three months ended
March 31, 2005	Distribution	Publishing	Other	Eliminations	Consolidated

Net sales	$137,494	$21,494	$93	$(17,048)	$142,033
Income (loss) from operations	$(6,383)	$3,580	$(530)	—	$(3,333)

Twelve months ended
March 31, 2006	Distribution	Publishing	Other	Eliminations	Consolidated

Net sales	$621,739	$127,612	$424	$(63,649)	$686,126
Income (loss) from operations	$(8,588)	$12,862	$(1,590)	—	$2,684

Twelve months ended
March 31, 2005	Distribution	Publishing	Other	Eliminations	Consolidated

Net sales	$556,927	$95,777	$352	$(56,441)	$596,615
Income (loss) from operations	$(2,173)	$14,007	$(2,123)	—	$9,711